UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 27, 2017 (February 21, 2017)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On February 21, 2017, the Compensation Committee of the Board of Directors of the Company reviewed the 2016 performance-based bonus awards for the Chief Executive Officer, President, Chief Financial Officer and the EVP and General Counsel to determine whether and to what extent the performance goals established by the Committee for 2016 had been achieved.  These cash bonus awards were granted pursuant to the Executive Performance Bonus Plan for executive officers adopted by the Compensation Committee on March 13, 2013 and approved by stockholders on May 1, 2013.

Executive Performance Bonus Plan

2016 Performance Bonus Award Measurement

For 2016, the annual performance bonus was based (i) 50% on achievement of Adjusted OIBDA for compensation purposes and (ii) 50% on adjusted advertising revenue targets.  The stretch bonus for achievement above 100% of the target bonus continued to be based 100% upon Adjusted OIBDA for compensation purposes.

The performance bonus potential that is based on Adjusted OIBDA for Compensation Purposes (a non-GAAP measure defined as operating income plus depreciation and amortization, share-based compensation expense, merger-related administrative costs, CEO transition costs, make-good liability shifted into 2017 and barter revenue, net of expense, minus revenue from advertising by NCM LLC’s founding members’ beverage supplier) target achieved as follows.  Straight line interpolation is applied to performance between the levels shown.

Percentage of Adjusted OIBDA for Compensation Purposes Target Achieved	% of Target Bonus
Less than 80%	0%
80%	25%
95%	90%
100%	100%

The performance bonus potential that is based on adjusted advertising revenue (a non-GAAP measure defined as advertising revenue plus adjusting items) target achieved as follows. Straight line interpolation is applied to performance between the levels shown.

Percentage of Adjusted Advertising Revenue Target Achieved	% of Target Bonus
Less than 80%	0%
80%	50%
90%	80%
95%	90%
100%	100%

The 2016 Stretch Bonus potential is 50% of the product of (a) the performance bonus paid times (b) the percentage obtained by dividing (i) the percentage that Adjusted OIBDA for Compensation Purposes is in excess of budget (capped at 10% and expressed as a whole number) by (ii) 10.

Results under the 2016 Performance Criteria

Based on the actual operating results of the Company, the Adjusted OIBDA for Compensation Purposes was 94.1% of the performance bonus target and Adjusted Advertising Revenue was 95.1% of the performance bonus target.

2016 Cash Bonus Payments

Based on the performance against targets and taking into consideration the factors below, on February 21, 2017, the Compensation Committee of the Company approved payment of the following cash bonuses for 2016 under the Executive Performance Bonus Plan:

	Performance Bonus
		Adjusted OIBDA for Compensation Purposes (50% weighting)		Adjusted Advertising Revenue (50% weighting)		Total
Name	Target Award as a % of Salary (1)	Actual Achievement as a % of Target	Actual Award as a % of Target	Actual Achievement as a % of Target	Actual Award as a % of Target	Actual Award as a % of Target	Total Award Amount
Andrew J. England	100%	94.1%	86.0%	95.1%	90.2%	88.1%	$660,464
Clifford E. Marks	100%	94.1%	86.0%	95.1%	90.2%	88.1%	$741,041
Katherine L. Scherping	75%	100.0%	100.0%	100.0%	100.0%	100.0%	$116,393	(2)
Ralph E. Hardy	75%	94.1%	86.0%	95.1%	90.2%	88.1%	$200,905

(1)	Percentage of base salary determined at the end of our 2016 fiscal year (December 29, 2016).
(2)	Pursuant to Ms. Scherping’s employment agreement, her bonus payment was to be paid in full, and prorated for her time of employment during the fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated:  February 27, 2017By: /s/ Ralph E. Hardy

Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC

By:  National CineMedia, Inc., its manager

Dated:  February 27, 2017By: /s/ Ralph E. Hardy

Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

BUS_RE/5902656.2